CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to Registration Statement No. 33-11882 on Form N-1A of our report dated May 22, 2015, relating to the financial statements and financial highlights of BIF Multi-State Municipal Series Trust (the “Trust”), comprised of BIF California Municipal Money Fund, BIF Connecticut Municipal Money Fund, BIF Massachusetts Municipal Money Fund, BIF New Jersey Municipal Money Fund, BIF New York Municipal Money Fund and BIF Ohio Municipal Money Fund appearing in the Annual Report on Form N-CSR of the Trust for the year ended March 31, 2015. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 27, 2015